Exhibit 99.1

A p r i l 2 0 2 6 1 gowell.energy GOWell Investor Presentation PRIVATE C CONFIDENTIAL

STRICTLY PRIVATE AND CONFIDENTIAL Disclaimer 2 Disclaimer This presentation (together with oral statements made in connection herewith, this “ Presentation ”) is for informational purposes only . This Presentation has been prepared to assist interested parties in making their own evaluation with respect to an investment in connection with a potential business combination between GOWell Technology Limited (“ GOWell ”) and Inflection Point Acquisition Corp . V (f/k/a Maywood Acquisition Corp . ) (“ IPEX ”) (the “ Proposed Business Combination ”), and the related transactions and for no other purpose . No Offer or Sale This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful . No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . This Presentation also shall not constitute the solicitation of any vote, consent or approval in any jurisdiction in connection with the Proposed Business Combination or any related transactions . Neither the U . S . Securities and Exchange Commission (the “ SEC ”) nor any securities commission of any other U . S . or non - U . S . jurisdiction has approved or disapproved of the securities or of the Proposed Business Combination contemplated hereby or determined that this Presentation is truthful or complete . Any representation to the contrary is a criminal offense . No Representation or Warranty No representations or warranties, express or implied are given in, or in respect of, this Presentation or with respect to the accuracy, completeness or reliability of the information contained in this Presentation . Any information on past performance contained in this Presentation is not an indication as to future performance . To the fullest extent permitted by law, in no circumstances will IPEX, GOWell, Inflection Point Fund I LP, any bank serving as a placement agent in connection with the Proposed Business Combination (“ Placement Agents ”) or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of GOWell or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of GOWell and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Nothing herein should be construed as legal, financial tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action . You are also reminded that the United States securities laws restrict persons with material non - public information about a company obtained directly or indirectly from GOWell from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information . Forward Looking Statements The Presentation contains forward - looking statements that related to GOWell’s current expectations and view of future events . Forward - looking statement generally are accompanied by words such as "anticipate", "could", "estimate", "may", "potential", "project", "should", "will" and other similar expressions, or the negative of these terms or other comparable terminology, that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics ; the size and growth potential of the markets for GOWell’s technology ; statements about GOWell’s business strategy ; statements about the development of GOWell’s technology ; potential benefits of the Proposed Business Combination ; and expectations relating to the Proposed Business Combination, including the proceeds of the Proposed Business Combination and GOWell’s expected cash runway . These forward - looking statements are subject to a number of risks and uncertainties, including but not limited to : changes in domestic and foreign business, market, financial, political, and legal conditions ; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to SPACs) that could adversely affect the combined company or the expected benefits of the Proposed Business Combination, or the risk that the approval of the shareholders of IPEX or GOWell is not obtained ; failure to realize the anticipated benefits of the Proposed Business Combination ; risks relating to the uncertainty of the projected financial information with respect to GOWell and the combined company ; risks related to potential fluctuations in the oil and gas industries ; the impact of competitive technologies ; ability to obtain sufficient supply of materials ; ability to negotiate and enter into definitive agreements with customers and/or suppliers on favorable terms, if at all ; ability to attract and retain qualified personnel ; the impact of competing technologies on GOWell’s business ; ability to obtain additional financing as and when needed, on terms satisfactory to GOWell or at all ; global economic and political conditions ; legal and regulatory changes ; the outcome of any legal proceedings that may be instituted against IPEX or GOWell related to the Proposed Business Combination ; intellectual property - related claims ; the amount of redemption requests made by IPEX’s public shareholders ; and those factors discussed in documents IPEX has filed or will file with the SEC, together with the risks described in the Presentation on the page entitled “Risk Factors” .

STRICTLY PRIVATE AND CONFIDENTIAL Disclaimer (Cont’d) 3 If any of these risks materialize or IPEX’s or GOWell’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither IPEX nor GOWell presently know or that IPEX and GOWell currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect IPEX’s and GOWell’s expectations, plans, or forecasts of future events and views as of the date of this Presentation and are qualified in their entirety by reference to the cautionary statements herein . IPEX and GOWell anticipate that future events and developments will cause IPEX’s and GOWell’s assessments to change . These forward - looking statements should not be relied upon as representing IPEX’s and GOWell’s assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results . Neither IPEX, GOWell nor any of their respective affiliates undertake any obligation to update these forward - looking statements, except as required by law . Financial Information ; Non - IFRS Measures Neither the independent auditor of IPEX or GOWell has examined or compiled the financial information and data contained this Presentation ; accordingly, no such independent auditor provides any assurance with respect to any financial information included herein . Such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by IPEX or GOWell, or any other report or document to be filed by the combined company following completion of the Proposed Business Combination, with the SEC . This Presentation includes certain financial measures of GOWell not presented in accordance with International Financial Reporting Standards (“ IFRS ”) including, but not limited to, EBITDA . Adjusted EBITDA and Adjusted EBITDA Margin . Adjusted EBITDA is defined as EBITDA excluding professional fees, going public and de - SPAC costs, and new manufacturing location start - up and transition costs . Non - IFRS financial measures are not measures of financial performance in accordance with IFRS and may exclude items that are significant in understanding and assessing GOWell’s financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under IFRS . You should be aware that GOWell’s presentation of these measures may not be comparable to similarly - titled measures used by other companies . GOWell believes these non - IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to GOWell’s financial condition and results of operations . GOWell believes that the use of these non - IFRS financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing GOWell’s financial measures with other similar companies, many of which present similar non - IFRS financial measures to investors . These non - IFRS financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - IFRS financial measures . Please refer to footnotes where presented on each page of this Presentation or to the appendix found at the end of this Presentation for a reconciliation of these measures to what GOWell believes are the most directly comparable measure evaluated in accordance with IFRS, if applicable . Certain information in this presentation constitutes preliminary estimated and unaudited data for GOWell for the year ended December 31 , 2025 . GOWell's audit of the year ended December 31 , 2025 is not yet complete . Actual results remain subject to the completion of GOWell's financial close processes and management’s final reviews of financial data for the year ended December 31 , 2025 . Once the year - end financial closing process is complete, GOWell may report financial results in other data that could differ materially from those presented in its preliminary estimates . Factors that could cause the preliminary estimated and unaudited data to differ include, but are not limited to : (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the year ended December 31 , 2025 ; and (ii) discovery of new information that affects accounting estimates, management judgment, or impacts valuation methodologies underlying these estimated results . Such estimated and unaudited data constitutes forward - looking statements and should not be viewed as a substitute for full audited financial statements . Further, such estimated and unaudited data has been prepared by, and is the responsibility of, management . Marcum Asia CPAs LLP, GOWell's independent registered public accounting firm, has not audited, reviewed, compiled or performance any procedures with respect to the preliminary financial information and does not express an opinion or any other form of assurance with respect thereto . Use of Projections The financial and operating forecasts and projections of GOWell contained in this Presentation represent certain estimates of GOWell as of the date thereof . GOWell’s independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto . These projections should not be relied upon as being indicative of future results . Furthermore, none of GOWell or its management team can give any assurance that the forecasts or projections contained herein accurately represents GOWell’s future operations or financial condition . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of GOWell or that actual results will not differ materially from those presented in these materials . Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results . Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results . Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved .

STRICTLY PRIVATE AND CONFIDENTIAL Disclaimer (Cont’d) 4 In particular, this Presentation includes certain projections of non - IFRS financial measures . Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GOWell is unable to quantify certain amounts that would be required to be included in the most directly comparable IFRS financial measures without unreasonable effort . Consequently, no disclosure of estimated comparable IFRS measures is included and no reconciliation of the forward - looking non - IFRS financial measures is included with respect to such projections . For the same reasons, GOWell is unable to address the probable significance of the unavailable information, which could be material to future results . Additional Information and Where to Find It In connection with the Proposed Business Combination, IPEX and GOWell have prepared and filed with the SEC a registration statement containing a preliminary proxy statement of IPEX and a preliminary prospectus with respect to the securities to be offered in the Proposed Business Combination . After the registration statement is declared effective, IPEX will mail a definitive proxy statement/prospectus relating to the Proposed Business Combination to its shareholders as of a record date to be established for voting on the Proposed Business Combination . Investors, shareholders and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC when they become available because they will contain important information about IPEX, GOWell and the Proposed Business Combination . Investors and shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www . sec . gov, or by directing a request to Inflection Point Acquisition Corp . V, 167 Madison Avenue Suite 205 # 1017 , New York, NY 10016 . Participants in the Solicitation IPEX, GOWell, and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from IPEX’s shareholders in respect of the Proposed Business Combination and the other matters set forth in the registration statement . Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus relating to the Proposed Business Combination and will be contained in the definitive proxy statement/prospectus when it becomes available . Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of IPEX, GOWell, and other companies, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with IPEX or GOWell, or an endorsement or sponsorship by or of IPEX or GOWell . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the TM or SM symbols, but such references are not intended to indicate, in any way, that IPEX or GOWell will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . Industry and Market Data This Presentation has been prepared by IPEX and GOWell and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes . Although IPEX and GOWell believe these third - party sources are reliable as of their respective dates, none of IPEX, GOWell, or any of their respective affiliates has independently verified the accuracy or completeness of this information and cannot assure you of (and make no representation or warranty, express or implied with respect to) the accuracy or completeness of such data or statistical information . Some data are also based on GOWell’s good faith estimates, which are derived from both internal sources and the third - party sources described herein . None of IPEX, GOWell, their respective affiliates, or their respective directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy of such information .

Mission Statement We develop innovative technologies to safeguard well integrity, prevent environmental risks, and optimize well design and production.

STRICTLY PRIVATE AND CONFIDENTIAL Investment Highlights GOWell is a global one - stop - shop for innovative wireline logging solutions in the well integrity space, providing critical solutions that prevent potential environmental damage caused by unattended well integrity issues while optimizing well design and production Solution for ESG Risks 1 One - stop Solution Provider 2 Industry - recognized R&D Capabilities 3 4 Long - term Business Relationship with Major Players Favorable Market Trends and Competitive Landscape 5 Robust Financial Profile 6 7 Seasoned Global Management Team 6

Mike Reed Chief Financial Officer • Seasoned financial leader with over 30 years of Oil and Gas experience • Rice University graduate and CPA • Began his career as a PWC auditor, before moving into the energy industry with leading roles in NOV, Wood Group, ASRC and HDI • Experience in roles as CEO and CFO includes capital raises, Investor Relations and M&A, together with serving on the boards of private and public ventures STRICTLY PRIVATE AND CONFIDENTIAL Guillaume Borrel Chief Executive Officer • Has over 25 years of industry experience • Began career as a Wireline Field Engineer with SLB and went on to hold international roles across operations, sales, manufacturing, and technology development • Has served in senior leadership positions including VP of Marketing & Technology and VP of Production Services • Graduate of École Polytechnique (Paris) David MacNeill VP of Corporate Development • Engineering graduate of NSCC • Distinguished Oil and Gas career spanning over three decades • Started as an engineer at SLB before moving to NOV as VP of operations Eastern Hemisphere • CEO of publicly listed Logan International Inc. • Founder and CEO of Wellbore Integrity Solutions and is currently a board advisor to several oilfield technology ventures GOWell Presenters 7

GOWell At a Glance(1)

Industry-Leading	Global Presence	Robust Financials
Established in ***2007***, an innovator in well logging technologies and answer product solutions with ***176*** global employees and consultants	***8*** business regions with ***50+*** countries covered	***$47 million*** estimated Revenue in 2025 and ***23%*** CAGR between 2020-2025. ***59%+*** Gross Margin and ***38%*** Adjusted EBITDA Margin estimated for 2025
Strong ***R&D*** capability and award-winning, technology-advanced well integrity products with ***12*** U.S. patents & ***2*** Norway patents	***New Global HQ*** in Singapore supported by ***4 regional hubs and 12 local offices*** worldwide	Recurring revenue contributed more than **62%** of overall revenue in 2025
Multiple industry-recognized innovations, solving complex well integrity problems where we believe no current solution exists	Over ***400*** customers ranging from small regional independents to the "Big 4" global OFS; "Big 4" account for ***34%*** of revenue for the first 9 months of 2025	Record Backlog of **$23+ million** at September 30, 2025, and record Bookings of **$51+ million** for the nine months then ended

Trusted, Technology-Led Brand in Well Integrity Evaluation

STRICTLY PRIVATE AND CONFIDENTIAL

(1) This slide includes preliminary estimated and unaudited data for GOWell for the year ended December 31, 2025. GOWell's audit of the year ended December 31, 2025 is not yet complete. See "Disclaimer - Financial Information; Non-IFRS Measures" on slide 3 for further information.

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Timeline



2007

GOWell is created in Xi'an Launched

Multi-finger Calipers

Established international business.

2014 - 2019

Added GOWell presence in Europe and Jakarta, Indonesia

Launched software platforms: Distributed Fiber Optics and ViewWell

Introduced MTD, noise tools, RBL, production logging tools

2019: Launched ePDT

2025 and beyond...

New global HQ in Singapore

Enhance presence in key markets

Continue to develop and deliver high-quality and innovative technologies and solutions globally



2009 - 2013

Opened R&D center in Houston, US

Sales and service hubs in Houston, Dubai and Calgary



2021 - 2025

Developed DEC and TTCE

2023 & 2024: Received OTC Spotlight on New Technology Awards for ePDT, DEC and TTCE

STRICTLY PRIVATE AND CONFIDENTIAL

GOWELL

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GOWell's Global Footprint

GOWell operates in more than 50 countries from our new global headquarters in Singapore, with major hubs in Dubai, Houston, and Xi'an

Regional Hubs:
U.S. - Houston
UAE - Dubai
Singapore- HQ
China - Xi'an and Beijing

Geoscience Hub:
U.S. - Houston
UAE - Dubai
Egypt - Cairo

Regional Office:
Norway - Stavanger
Canada - Calgary
Indonesia - Jakarta
UK - Aberdeen

Rep Office:
Algeria - Algiers
Azerbaijan - Baku
Australia - Perth
France - Chateau-Renard
Saudia Arabia - Damman
Mexico - Villahermosa
Oman - Muscat
Malaysia - Kemaman



NAM 16%
EUR 12%
CIS 13%
MENA 41%
SSAF 3%
APAC 11%
SAM 4%

Legend
- HQ and Manufacturing Center
- Major Hub with Manufacturing, R&D and Geoscience
- Hub with Manufacturing and R&D
- FY24 Revenue Contribution by Region (%)
- Regional/Rep Office
- Geoscience Hub

STRICTLY PRIVATE AND CONFIDENTIAL
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STRICTLY PRIVATE AND CONFIDENTIAL Supply Chain & Manufacturing Capacity 11 China – Xi’an Manufacturing Center, R&D x OH, PLT, and Conventional CH (1) Singapore New Manufacturing Center U.S. – Houston Manufacturing, R&M, R&D (1) x Thru - tubing tool prototyping Dubai Manufacturing, R&M (1) Norway Manufacturing, R&M, R&D (1) x Tractor prototyping Strategic Locations New Singaporean Manufacturing Centre (2) Established and Robust Supply Chain Global manufacturing and procurement network, including a cutting - edge facility at new HQ in Singapore Strategic allocation of manufacturing resources diversifies the supply chain while meeting customer needs (1) : R&M – Repair & Maintenance; OH – Open Hole; PLT – Production Logging Tool; CH – Cased Hole. (2) : Image of Singaporean manufacturing center is a digital rendering.

STRICTLY PRIVATE AND CONFIDENTIAL Our seasoned global management team consists of industry veterans and renowned experts with extensive industry experience GOWell’s Seasoned Management Team Management Founders Xi Zhang, Chairman of the Board Kevin Colby, General Counsel Guillaume Borrel, Chief Executive Officer David MacNeill, VP of Corporate Development Wendy Liu, Director Mike Reed, Chief Financial Officer Adrian Mendoza, Chief Operating Officer Sebastien Roche, Chief Technology Officer 12

Special Focus – Well Integrity Logging

A cased hole well is typically constructed with production tubing with one or more layers of steel casing and an encapsulating cement sheath. Well integrity issues can be found in each structural component of a cased hole well, which can be addressed by GOWell's specialized logging equipment

Cased Hole


Tubing
Casing
Logging Instrument
Cement

Well Integrity Threats

- High Temperature
- Tectonic Movements
- Aquifer Corrosion
- Aging
- H_2S Corrosion
- Poor Well Construction

Well Integrity Threats Become Well Integrity Issues

Deformation | Corrosion | Damage | Leakages | Eccentricity



STRICTLY PRIVATE AND CONFIDENTIAL

GOWELL

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STRICTLY PRIVATE AND CONFIDENTIAL Consequences of Not Maintaining Well Integrity 1. Source: “BP Deepwater Horizon costs Ballon to $65 billion” Reuters BP Deepwater Horizon costs balloon to $65 billion | Reuters . 2. Source: “BP to Pay 18.7 B Deepwater Horizon Oil Spill Settlement” Top Class actions BP To Pay $18.7B Deepwater Horizon Oil Spill Settlement . 14 Civil Penalty to BP under U.S. Clean Water Act Natural resource damages to U.S. and five Gulf Coast States BP paid to settle economic and other claims made by the five Gulf Coast States The Gulf of Mexico accident spewed 134 million gallons of oil over 87 days, covered hundreds of miles of shoreline in oil and other toxic chemicals and killed 11 people $18.7 Billion Oil - Spill Settlement 1 Ecosystem Cost The spill and the clean - up operation devastated wildlife habitats, both in the deep sea and along hundreds of miles of wetlands and beaches $5.5 Billion $7.3 Billion $5.9 Billion Investigation pointed to defective cement on the well and pressure test misinterpretation as the cause of the biggest oil leak in history It took BP 87 days to stop the spill and the active clean up took more than 3 years Counting the settlement, penalties, and clean - up and remediation, BP incurred $65 billion in total cost for the disaster

STRICTLY PRIVATE AND CONFIDENTIAL GOWell Solutions Can be Applied to Different Wells Traditional Energy Energy Transition x Proper decommissioning process of aged / non - producing wells x Innovative technology applied to a project in Australia that helped the asset owner save significant P&A costs Plug & Abandonment x Underground storage of large volumes of natural gas in suitable wells x GOWell supplies equipment to Californian service providers to conduct semi - annual inspections to prevent gas leakage and explosions Natural Gas Storage x Wells constructed to harness geothermal energy, typically operated under high temperatures x GOWell is providing solutions to geothermal projects at a global basis, including but not limited to Indonesia and the United Arab Emirates Geothermal Well x Advancing decarbonization by capturing and storing atmospheric CO2 in underground wells x GOWell is exploring opportunities with our key customers in the emerging carbon capture and storage market Carbon Capture & Storage x Wells constructed for traditional oil and gas production x Comprehensive suite of equipment and data interpretation services provided to service companies and upstream energy companies and applied in projects globally Oil & Gas Well 15

Major GOWell Family Products

Cased Hole | Open Hole


INTEGRATED WELL INTEGRITY SOLUTIONS









Well Integrity

Multi-Pipe Integrity
- ✓ Evaluation of 5 multi-pipe casing strings deployed thru-tubing

Cement Evaluation
- ✓ Advanced Resonance based cement evaluation thru-tubing

Leak Detection
- ✓ Advanced High-Fidelity Array Spectral Noise

Tractor Conveyance
- ✓ Conveyance allows access to the most geometrically complex wells, including Horizontals

Production Profiling

Production Surveillance
- ✓ Production and Injection profiling with advanced flow profiling technologies

Distributed Fiber Optics
- ✓ Cutting-edge distributed fiber optic sensing to analyze well dynamics

Geoscience

Data Analytics
- ✓ Underground storage of large volumes of natural gas in suitable wells

Software
- ✓ In-house developed Interpretation software performing diagnostics

Reservoirs

Formation Evaluation
- ✓ Precision Instruments for evaluating reservoirs globally

Advanced Evaluation Technologies
- ✓ Formation Imaging and Anisotropic Acoustics

STRICTLY PRIVATE AND CONFIDENTIAL

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GOWell: The World's First Combinable Thru-Tubing Well Integrity Logging Tool Suite

Tool Name	Measurement Function	Application Scenario	Measurement Principle	Interpretation Result
EPDT | High-Resolution Electromagnetic Corrosion Tool	Thru-tubing electromagnetic detection of multi-layer casing corrosion and wall loss (up to 46 inches)		 Pulsed Eddy Current Electromagnetic Inspection	
ANTC | Azimuthal Acoustic Leak Detection Tool	Azimuthal leak localization using acoustic sensing to identify direction and depth of barrier failures		 Differential Acoustic Array Sensing	
MPAC | Thru-Tubing 3D Imaging Tool	3D imaging of tubing eccentricity, casing deformation, and wall thickness using electromagnetic sensing		 Magnetic Focusing 3D Imaging	
TTCE | Energy Resonance-Based Cement Evaluation Tool	Thru-tubing evaluation of cement bonding quality behind casing using energy resonance technology		 Multimodal Energy Resonance	 TTCE Field Tests and Comparison with RBL

STRICTLY PRIVATE AND CONFIDENTIAL

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STRICTLY PRIVATE AND CONFIDENTIAL Multi - Disciplinary R&D Team GOWell’s R&D Center is based in Houston, Texas, a recognized world center for petroleum logging technology Our R&D team comprises of highly - skilled scientists and engineering experts with different areas of expertise, totaling 28 members. Within the team, 7 hold Doctoral Degrees and 6 hold Masters Degrees Deformation & Eccentricity Caliper Calibrator Dynamic Defect Verifier Through Casing Resistivity R&D Electromagnetic Verifier TTCE Verifier Zero Sound Lab 18

STRICTLY PRIVATE AND CONFIDENTIAL Innovative Products with Industry Recognition The Offshore Technology Conference (OTC) -- which is known as the largest annual event and the "Oscars" of the global oil and gas industry -- recognizes the most innovative technologies each year. In 2023 and 2024, 12 awards were given to small businesses, and GOWell won three of them • Current Finalist in the 2025 Gulf Energy Excellence Awards. • Finalist for MPAC and TTCE for the R&D 100 Awards Awards and Recognition Award Winning Technology and Partners ePDT is an enhanced version of MTD, which can detect corrosion for each layer of casing for wells with up to 5 barriers, providing full resolution corrosion detection inside tubing/casing • 2024 OTC Spotlight on New Technology ePDT Partners DEC is an innovative tool that uses a dual array of patented electromagnetic measurements to accurately map the surrounding pipe geometry and inspect casing deformation and tubing eccentricity • 2023 OTC Spotlight on New Technology DEC Partners TTCE is a revolutionary cement evaluation technology that enable thru - tubing data logging with high accuracy. TTCEs cost - efficiency also incentivizes and promotes more frequent WI logging • 2024 OTC Spotlight on New Technology TTCE Partners 19

STRICTLY PRIVATE AND CONFIDENTIAL GOWell’s Positioning Well Logging Equipment Provider E&P and geothermal operators purchase services to develop and maintain assets Oilfield Service companies purchase or lease equipment from providers for use in their bundled services Well Logging Equipment Providers manufacture, sell, and lease equipment Spend Services Revenues Equipment & Services OFS Companies E&P Operators Big 4 OFS companies Smaller OFS Direct relationship on R&D and Equipment Sales & Services The overall size of the wireline market in 2024 was $7.5 - $8.5 billion (1) (1) Source: BCB EVERGREEN PTE. LTD (“B - Core”) CDD Report on Project Gas, prepared by B - Core for GOWell Technology Limited in October 2024 and updated in November 2025 (the "B - Core Report"). 20 We position ourselves as the go - to Casehole Wireline logging solution - provider to international and regional service companies in the energy sector, while maintaining direct relationships through R&D collaboration and service offerings to the end user – upstream operators

STRICTLY PRIVATE AND CONFIDENTIAL Market Growth Drivers 21 * Excludes non - addressable geographies and segment (shale). Source: Rystad Energy Research and Analysis – 2023. Bringing cost effective solutions to challenging and complex problems previously associated with very high costs: • Multi layer barriers corrosion detection and monitoring • Thru - tubing cement evaluation, saving the cost and the loss of production associated with removing tubing Increase in Plug & Abandonment* Global Standards as well as national regulations (including several states in the U.S., Norway, UK and the Middle East) More Stringent Regulatory Environment for Well Integrity Management New Innovative Technologies The importance of well integrity activities to wells increases as they age Increase in Aging Well Population

STRICTLY PRIVATE AND CONFIDENTIAL 22 Goals for Strategic Growth Conventional Tools • Expand market share by displacing TGT, Sondex and Probe Equipment • Expand product offerings and AI solutions • Expand geographic coverage Innovative Tools • Roll out thru - tubing technologies DEC, MPAC, ePDT and TTCE • Focus on gains in market share with enhanced noise tools • Introduce custom and AI answer products Key Customers • Big OFSC through customized equipment manufacturing • Continue to engage with the end user E&P companies via technical roadshows and joint publications Green Energy • Enhanced P&A workflows using next generation thru - tubing measurements • Engage with the Plug and Abandonment (P&A) teams at key global operators • Expand our High Temperature tools to be used in Geothermal wells M&A • Expand our equipment and service offerings via M&A opportunities • Pipeline of M&A targets for inorganic growth • Grow the tractor business that was acquired in 2025

STRICTLY PRIVATE AND CONFIDENTIAL GOWell Financial Projection (1)(2) ($ Millions) 23 2026 High 2026 Low 2025E 2025E - 2026E Range $68.0 $60.0 $47.0 Revenue 42.0 36.5 27.9 Gross Profit 61.8% 60.8% 59.4% Gross Profit Margin % 29.6 25.0 17.8 AEBITDA 43.5% 41.7% 37.9% AEBITDA Margin % 1. These estimates were prepared by GOWell management on April 13, 2026. These estimates differ from the projections prepared by GOWell’s management on October 5, 2025, disclosed in the Registration Statement on Form F - 4, as a result of delayed deliveries on certain projects and the impact of the Iran war. For a discussion of the assumptions underlying GOWell’s projections, and related risks and uncertainties, see the section titled “Certain Projected Financial Information” of the Registration Statement on Form F - 4, filed by GOWell with the SEC on March 24, 2026, and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0002097702/000121390026033178/ea0268687 - 03.htm 2. Adjusted EBITDA and Adjusted EBITDA Margin are non - IFRS measures. 2025E represents preliminary estimated and unaudited data for GOWell for the year ended December 31, 2025. GOWell's audit of the year ended December 31, 2025 is not yet complete. See "Disclaimer - Financial Information; Non - IFRS Measures" on slide 3 for further information.

STRICTLY PRIVATE AND CONFIDENTIAL 24 Key Performance Indicators Nine Months Ended September 30, 2025 Nine Months Ended September 30, 2024 Fiscal Year 2024 Fiscal Year 2023 Metric 65% ↑ 63% 57% ↑ 52% Recurring Revenue Mix % (1) $1.44 ↑ $1.33 $1.32 ↑ $1.18 Leasing Asset Revenue Ratio (2) (US$) 23% ↑ 19% 21% ↑ 15% New Technology Revenue Mix % (3) $23,176 ↑ $7,425 $5,846 ↓ $9,797 Backlog (US$ in thousands) (4) See Footnotes in Appendix

STRICTLY PRIVATE AND CONFIDENTIAL Conclusion: Main Takeaways 25 1. GOWell is a Technology Developer and Provider 2. GOWell addresses a structural need in the global energy markets 3. GOWell has an established track record for delivering growth, profitability and recurring revenues with plans on how to continue delivering on these key metrics

Appendix

STRICTLY PRIVATE AND CONFIDENTIAL 15.8x 22.7x 23.0x 13.7x 9.4x 17.1x 11.5x 21.4x 20.2x Peer Valuation EV / FY26E EBITDA FY26E EBITDA Margin 17.1x 26% 17.1x 19.3x 21% 38% Median Median Median Median Median Overall Median Energy Comparables Industrial Software 26% 21% 18% 14% 27% 40% Source: Bloomberg as of 3/20/26. 27 36% 23% 51%

Transaction Summary

Summary of Terms

Deal Structure

- Existing GOWell Technology shareholders rolling 100% of their equity and will have a pro forma equity ownership of 63.7% at Transaction Close
- SPAC Sponsors to retain a pro forma equity ownership of 16.5% at Transaction Close
- Existing GOWell shareholders will be entitled to receive 20 million shares of PubCo common stock, which will not be issued until vested.

Valuation

- GOWell Technology has a pre-money enterprise value of $300.0M

Financing

- Agreements signed with SPAC Sponsor; Inflection Point to lead a Convertible Preferred Share Private Investment in Public Equity ("PIPE")
- Proposed transaction includes a fully committed PIPE of $70 million, $20 million of which was funded at signing of the Business Combination Agreement

Pro Forma Capitalization[1]

PF share Outstanding (M)	**45.6**
GOWell Shareholders	29.0
SPAC Sponsors[2]	7.5
PIPE Investors[3]	7.0
Rights & Other Investors [4]	2.0
Redemption Price ($)[5]	$10.33
PF Equity Value ($M)	**$470.9**
(+) PF Debt ($M)	$0.7
(-) PF Cash[6] ($M)	$58.4
PF Enterprise Value ($M)[7]	**$413.2**

Pro Forma Ownership

		Shares (M)	Ownership %
①	GOWell	29.0	63.7%
②	Inflection Point[2]	7.5	16.5%
③	PIPE Investors[3]	7.0	15.4%
④	Rights & Other Investors[4]	2.0	4.5%


1
2
3
4

Assumptions:

1. 0% Trust Retention
2. Refers to both Inflection Point Fund and Maywood Sponsor; does not include Pre-Funded PIPE, PIPE, Inflection Point Private Placement, or Sponsor-held Rights
3. Pre-Funded PIPE Investors and PIPE Investors
4. "Rights & Other Holders" includes shares underlying all IPO Rights as well as shares & rights in the 265.6 K share IPEX private placement
5. The Redemption Price is estimated to be $10.33 (representing the per share amount held in the SPAC's trust account as of November 25, 2025)
6. PF Cash rounded to $58.4M
7. No warrants are listed or included as they have no impact on the EV or EQV at the time of De-SPAC

STRICTLY PRIVATE AND CONFIDENTIAL

28

Risks Related to the International Operations and Regulations • Operating a multinational business subjects us to significant political, economic, legal, and operational risks in those countries and territories in which we conduct business, which could materially and adversely affect our business, results of operations, and financial condition. • Our business is highly subject to complex domestic and international anti - corruption, sanctions, and export control laws and regulations, and non - compliance with such laws and regulations may subject us to criminal penalties or significant fines, reputational harm, and materially adverse financial effects. • Compliance with environmental laws and regulations may adversely affect our business and results of operations. • Changes in tax laws or tax rates, adverse positions taken by taxing authorities and tax audits could impact our operating results. • Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine may adversely affect global economic conditions and cause significant volatility in the trading price of the Proposed Business Combination’s Ordinary Shares. Risks Related to Intellectual Property and Technology • We may need to defend ourselves against intellectual property infringement claims by third parties, which may be time - consuming and would cause us to incur substantial costs. • As our patents may expire, our patent applications may not be granted, and our patent rights may be contested, our registered, issued, and applied - for intellectual property may not protect us effectively, limiting our ability to prevent others from developing or exploiting competing technologies. • We depend on IT to conduct our business, and a failure of our IT systems or a cyberattack could adversely impact our business and lead to the loss or theft of proprietary data or personal information . STRICTLY PRIVATE AND CONFIDENTIAL Summary Risk Factors – Company 29 Risk Related to Company’s Business and Industry • A material or extended decline in expenditures by the oil and gas industry could significantly reduce our revenue and income in relation to purchases of cased hole and open hole equipment by service companies. • We rely on a related party in China for manufacturing of certain traditional wireline logging equipment, and our planned migration of these operations may expose us to significant execution, geopolitical, and intellectual property risks. • Customer defaults on payment obligations could lead to lost revenue and increased costs. • Our operations and the use of our equipment are subject to severe hazards inherent in the energy industry, which may lead to catastrophic liabilities, and our insurance coverage or indemnities may be inadequate to protect us against all such risks. • Competition within the energy tool and equipment industry may adversely affect our ability to market our services. • We may not be able to satisfy technical requirements, testing requirements, or other specifications under contracts and contract tenders. • Our business depends on our ability to attract and retain specialized skilled workers and key management personnel. Failure to do so could severely limit our growth, increase our operating expenses, and adversely affect our results of operations. • High rates of global inflation, the occurrence of a recession and higher interest rates could have a material and adverse impact on our business, results of operations and financial condition . • Delays in obtaining, or inability to obtain or renew, permits or authorizations by our customers for their operations could impair our business . • We may incur indebtedness to execute our long - term growth strategy, which may reduce our profitability

STRICTLY PRIVATE AND CONFIDENTIAL Summary Risk Factors - SPAC 30 • The consummation of the business combination is subject to a number of conditions, including regulatory approvals, any third - party consents and shareholder approvals, and if those conditions are not satisfied or waived, the business combination may not be completed. • The ability of IPEX's public shareholders to exercise redemption rights with respect to a large number of its shares could increase the probability that the business combination would be unsuccessful and that shareholders would have to wait for liquidation in order to redeem their public shares. • IPEX’s prior sponsor (Maywood Sponsor LLC), new sponsor (Inflection Point Fund I LP) and IPEX's other current officers and directors have interests in the business combination that are different from or are in addition to other IPEX shareholders in recommending that IPEX's shareholders vote in favor of approval of the business combination. • Securities of companies formed through combinations with SPACs such as IPEX may experience a material decline in price relative to the SPAC share price prior to such combinations. • IPEX's public shareholders will experience immediate dilution as a consequence of the issuance of securities as consideration in the business combination and private placement. • The securities issued in the private placement will not initially be registered with the SEC, and prior to such registration cannot be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities law. • There may not be an active trading market for our securities after the Proposed Business Combination, and the market price of our securities may be volatile • There can be no assurance that our securities will be approved for listing on Nasdaq or another national securities exchange upon the completion of the Proposed Business Combination • The financial projections included in this Presentation rely in large part upon assumptions and analyses developed by GOWell. If these assumptions prove to be incorrect, our actual operating results may differ materially from the forecasted results. • Past performance by Inflection Point's management team, its advisors, and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in GOWell.

STRICTLY PRIVATE AND CONFIDENTIAL KPI Footnotes 31 Notes: Arrows indicate period-over-period directional trends for the applicable metric: denotes an increase, denotes a decrease, and denotes no material change or relative stability compared to the immediately preceding comparable period. Arrows are intended as visual indicators only and do not reflect the magnitude of change, which is shown in the corresponding numerical values. (1) Recurring Revenue Mix refers to the percentage of total revenue derived from leasing, logging data interpretation repair and maintenance service ("Services") versus sales. Increases in this metric reflect a growing installed base and a higher proportion of recurring revenue. It is important for us to track our customers spending which is often driven by their internal capital expenditure CAPEX ("CAPEX") approvals process. A shift to higher leasing and services revenue may indicate that customers are reducing their CAPEX spending, which could result in increased leasing fleet asset additions and internal CAPEX requirements.(2) Leasing Asset Revenue Ratio reflects annual Service revenue generated per dollar invested in equipment leases, based on the two-point average net book value for the period. Higher ratios indicate improved utilization and stronger returns on the leasing fleet. This metric is used to calculate ROCI and is an indicator of asset utilization, which is one driver in manufacturing demand planning and asset redistribution to locations with higher utilization.(3) New Technology Revenue Mix represents the share of revenue generated by our newest technologies. We track this metric to assess the rate of technology adoption and identify the geographic locations where it is occurring. Newest technologies adoption may also result in the obsolescence of older technologies, which could impact manufacturing demand planning and inventory adjustments. Our definition of newest technologies includes the following product families, as further described above:. ePDT. TTCE. DEC. MPAC (4) Backlog consists of open sales orders that have not yet been delivered at period end. Backlog serves as a leading indicator of future revenue and contributes to improved forecast visibility. This metric is used to inform and manage manufacturing demand planning, cash needs, and staffing needs.